Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Announces Acquisition of a Majority Interest in American Natural Gas

HERNDON, VA—(Marketwired - August 14, 2014) - HC2 Holdings, Inc. (“HC2”) (OTCQB: HCHC) announced today the acquisition of a majority interest in ANG Holding, Inc. through the purchase of shares of Series A Convertible Preferred Stock. American Natural Gas, LLC (“ANG”) will continue to do business as a wholly-owned subsidiary of ANG Holdings, Inc. ANG is a premier distributor of natural gas motor fuel in the Northeast that designs, builds, owns, operates and maintains compressed natural gas (CNG) fueling stations for transportation.

Philip Falcone, HC2’s Chairman, President and Chief Executive Officer, stated, “We are pleased to complete HC2’s second acquisition with the purchase of a majority interest in ANG, a company with in-depth experience in the natural gas fueling industry. We look forward to working with ANG’s management team and employees, and continuing the building of ANG’s network of natural gas fueling stations.”

Drew West, the CEO and Founder of ANG, stated, “This transaction will energize our business and allow us to move forward with our plans for the rapid deployment of a series of heavy duty natural gas fueling stations designed and located to serve fleet customers. The American transportation sector is rapidly converting from foreign-dependent diesel fuel to clean burning, American natural gas, which dramatically reduces emissions, extends truck life and significantly reduces fuel costs. This transaction, coupled with HC2’s access to capital and debt markets, is a win for ANG, HC2 and the alternative fuel market.”

About HC2

HC2 operates as a holding company of operating subsidiaries primarily in the United States and the United Kingdom. HC2 owns 70% of Schuff International, Inc., the largest steel fabrication and erection company in the United States. HC2’s indirectly wholly owned subsidiary PTGi International Carrier Services, Inc. (“PTGi ICS”) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. HC2 owns a majority interest in ANG Holding, Inc., a premier retailer of natural gas motor fuel in the Northeast. HC2’s indirectly wholly owned subsidiary Genovel Orthopedics, Inc. is researching the development of innovative products to treat early osteoarthritis of the knee. Founded in 1994, HC2 is headquartered in Herndon, Virginia. For more information, visit: www.HC2.com.

Cautionary Statement Regarding Forward Looking Statements

Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance, results, or the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our most recent annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.HC2.com. Such factors include, but are not limited to, the risk that we may fail to achieve the expected benefits of the acquisition of a majority interest in ANG; the ability of HC2’s subsidiaries (including target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations that HC2 and its subsidiaries may incur; HC2 and its subsidiaries’ ability to identify any suitable future acquisition opportunities; HC2 and its subsidiaries’ ability to generate efficiencies and implement cost avoidance, cost savings, income and margin growth, economies of scale and combined operations measures; HC2 and its subsidiaries’ ability to complete future acquisitions and dispositions; the effects of litigation and other contingent liabilities; changes in laws and regulations that affect our business; and risks that are particular to the operating subsidiaries of HC2 and may affect their financial performance. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

HC2

ir@HC2.com

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